                                                               EXHIBIT 10.16


                         LEASE AGREEMENT BY AND BETWEEN
                               TEKELEC, as Tenant
                                       AND
                         WEEKS REALTY, L.P., as Landlord
                        PARAMOUNT CENTER, MORRISVILLE, NC


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                                TABLE OF CONTENTS

1.      PREMISES AND TERM.

2.      BASE RENT, TAXES, INSURANCE, COMMON AREA MAINTENANCE, AND SECURITY
        DEPOSIT.

3.      COMPLIANCE WITH LAWS AND USE.

4.      REPAIR AND MAINTENANCE.

5.      ALTERATIONS.

6.      SIGNS.

7.      INSPECTION.

8.      UTILITIES.

9.      ASSIGNMENT AND SUBLETTING.

10.     FIRE AND CASUALTY DAMAGE.

11.     LIABILITY.

12.     CONDEMNATION.

13.     HOLDING OVER.

14.     QUIET ENJOYMENT.

15.     EVENTS OF DEFAULT.

16.     REMEDIES.

17.     LANDLORD'S LIEN.

18.     MORTGAGES.

19.     MECHANIC'S LIENS.

20.     NOTICES.

21.     BROKER'S CLAUSE.

22.     LANDLORD'S LIABILITY.

23.     RULES AND REGULATIONS.

24.     HAZARDOUS MATERIALS.

25.     [INTENTIONALLY DELETED.]

26.     COVENANT OF TENANT.

27.     MISCELLANEOUS.


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EXHIBIT A- THE LAND

EXHIBIT B- FLOOR PLAN

EXHIBIT C- PLANS AND SPECIFICATIONS

EXHIBIT C-1 - SCHEDULE

EXHIBIT C-2 - DESIGN CRITERIA

EXHIBIT D- RULES AND REGULATIONS

EXHIBIT E- ADJACENT PROPERTY


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                                LEASE AGREEMENT

        THIS LEASE AGREEMENT (the "Lease"), is made and entered into as of the 6th day of November, 1998, by and between TEKELEC, a California corporation (the "Tenant"), and WEEKS REALTY, L.P., a Georgia limited partnership authorized to do business in North Carolina as WEEKS REALTY LIMITED PARTNERSHIP (the "Landlord").

                              W I T N E S S E T H:

        1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, certain premises comprised of 152,372 rentable square feet in a building to be constructed in a development known as Paramount Center, Morrisville, NC (the "Building") situated on certain land (the "Land") in the County of Wake, State of North Carolina, more particularly described on Exhibit A, attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the premises (hereinafter referred to as the "Premises"). The obligations of Tenant shall commence hereunder upon the Commencement Date and the delivery of the Premises by Landlord to Tenant.

        A floor plan of the Premises is attached hereto and made a part hereof as Exhibit B. Except as expressly set forth herein, the Premises are leased by Tenant "as is". Any upfit performed by Landlord to prepare the Premises for occupancy by Tenant shall be conducted in a good and workmanlike manner. The taking of possession by Tenant shall be deemed conclusively to establish that the Premises and any improvements thereto are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such representations or promises are expressly set forth in this Lease. Within five days of the Commencement Date, Tenant shall, upon demand of Landlord, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, acknowledging the Commencement Date and Termination Date, the square footage leased, the square footage of the Building, and the dates for increase in payment of base rent hereunder. The Letter shall reflect an adjustment of the Commencement Date and the Termination Date hereunder to reflect the corrected dates for purposes of this Lease in the event the Premises are not occupied on the Commencement Date provided in this Lease.

        Notwithstanding anything to the contrary contained herein, Tenant shall not be required to take any corrective action with respect to any condition or design which constitutes a latent defect in the Premises by virtue of Tenant's acceptance of the Premises. If any latent defect affects Tenant's quiet enjoyment of the Premises, constitutes a dangerous condition or is required to be corrected by law, then Landlord will undertake the appropriate corrective action at Landlord's cost. As between Landlord and Tenant, nothing in this paragraph shall be construed to impose on Tenant or subject Tenant to any liability to any third party for injury to property or persons arising out of latent defects unless such latent defects were created by Tenant or its employees, agents or contractors in the course of repair work or physical improvements or alterations to the Premises performed by Tenant or its employees, agents or contractors. As between Landlord and Tenant, nothing in this paragraph shall be construed to impose on Landlord or subject Landlord to any liability to any third party for injury to property or persons arising out of latent defects unless such latent defects were created by Landlord or its employees, agents or contractors in the course of construction of the upfit of the Premises by Landlord, its employees, agents or contractors.

        All upfit of the Premises shall be performed by Landlord in accordance with plans and specifications for the Premises (the "Plans") which are subject to the approval of Landlord and Tenant, a copy of which shall be attached hereto and made a part hereof as Exhibit C. Landlord shall provide Tenant with an allowance in an amount up to .50 per rentable square foot of the Premises for use by Tenant in its obtaining drawings for the upfit of the Premises. The drawings obtained by Tenant are subject to the review and approval of Landlord. The contractor of Landlord shall use reasonable efforts to solicit three bids from subcontractors for each of the major trades performing upfit of the Premises, including, mechanical, electrical, plumbing, and drywall.


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        Landlord shall provide Tenant with an upfit allowance for the Premises in the amount of $20.00 per rentable square foot of the Premises (the "Upfit Allowance"). The Upfit Allowance shall be used to upfit the Premises based upon the provisions of Exhibit C. The base building design shall be in accordance with the Design Criteria, attached hereto and made a part hereof as Exhibit C-2. Should the upfit costs for the Premises be less than the Upfit Allowance, Tenant shall be allowed to upgrade the improvements to the Premises, as reasonably approved by Landlord, to fully utilize the entire Upfit Allowance, to apply any or all of the remaining Upfit Allowance to the costs of Tenant for architectural fees, or Tenant may elect to have Landlord apply the remaining Upfit Allowance (together with the reduced financing costs and commissions of Landlord) multiplied by a factor of eleven and one quarter percent (11.25%) to reduce the base rent due hereunder, proportionately over the entire Lease term, all as reasonably determined by Landlord. Should the upfit costs for the Premises be greater than the Upfit Allowance, the excess over the Upfit Allowance up to an amount equal to $25.00 per rentable square foot of the Premises (together with the financing costs and commissions of Landlord) shall be amortized and repaid plus interest at a rate of ten and one-half percent (10.5%) per annum, proportionately over the entire Lease term as Additional Rent, all as reasonably determined by Landlord (and any current increases in base rent each year shall remain at the same percentage increase). Any cost and expense incurred by Landlord in upfitting the Premises in excess of $25.00 per rentable square foot of the Premises (the "Excess") shall be borne by Tenant and payable by Tenant to Landlord within thirty days of demand by Landlord to Tenant. Failure by Tenant to pay the Excess upon demand as aforesaid is an event of default hereunder, and in addition, to all other remedies available to Landlord at law, or in equity for such event of default, Landlord may recover from Tenant the cost it incurs in preparing the Premises for another tenant which amount shall be reduced by any amounts that Landlord may recoup from a new tenant.

        Attached hereto as Exhibit C-1 is a schedule for the upfit of the Premises, including the dates by which Tenant must make certain decisions regarding the Premises (the "Schedule"). Landlord and Tenant shall use diligent good faith efforts to ensure construction of the Premises remains on schedule in accordance with the Schedule, provided, however, that in no event shall the failure of Landlord to deliver the Premises to Tenant on or prior to the Commencement Date (as hereinafter defined) constitute a default by Landlord under this Lease.

        TO HAVE AND TO HOLD the same for a term commencing on the date a temporary certificate of occupancy is issued for the Premises (the "Commencement Date"), and ending on the date that is one hundred and twenty months (120) thereafter, unless sooner terminated pursuant to the provisions hereof (the "Termination Date"). The Commencement Date and Termination Date shall be extended due to delays beyond the control of Landlord, including, but not limited to, acts or omissions of Tenant, force majeure, delays in obtaining permits, licenses or other approvals, acts of God, delays caused by Tenant, and/or inclement weather, including site conditions or winter weather that prohibit or adversely affect construction (the "Excused Delays"). In the event the Commencement Date has not occurred by November 1, 1999 due to acts or omissions of Landlord (with such date being extended for any Excused Delays), Landlord shall credit against the first installment(s) of base rent due hereunder from Tenant an amount equal to one day's base rent for each day the Commencement Date is delayed. In the event the Commencement Date has not occurred by November 1, 1999 due to acts or omissions of Tenant (with such date being extended for any Excused Delays), Landlord shall receive from Tenant on the Commencement Date an amount equal to one day's base rent for each day the Commencement Date is delayed. The aforesaid monetary amounts shall act as a sole and exclusive remedy to each party hereto for any delay in the Commencement Date.

        Option to Renew. Provided there is no default or event of default by Tenant under the Lease, Tenant shall have the option to renew the term of the Lease for one renewal term of five years (the "Renewal Term") at the then prevailing market rate, as determined by Landlord provided Tenant shall provide Landlord written notice of its desire to renew the term of the Lease at least nine months prior to the Termination Date. Failure of Tenant to provide Landlord with the aforesaid written notice shall render the rights of Tenant to renew or extend the term of this Lease null and void. Upon the exercise by Tenant of its option to renew, all of the terms and conditions of this Lease shall apply with base rent being the then prevailing market rate, and


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Tenant shall have no further rights to renew or extend the term of this Lease.
The date of the commencement of the Renewal Term shall be the date after the end of the current Lease term.

        Right to Terminate Prior Leases. Effective the Commencement Date herein and provided that (i) there is no default or event of default under this Lease, the Lease by and between Landlord and Tenant for Enterprise Center II dated February 24, 1995 (the Lease, and all amendments thereto shall be referred to herein collectively as the "Enterprise II Lease"), or the Lease by and between Landlord and Tenant for Enterprise Center IV dated July 28, 1998 (the Lease and all amendments thereto shall be referred to herein collectively as "Enterprise IV Lease"), and (ii) Tenant shall have entered into occupancy of the Premises upon delivery of same by Landlord as provided herein, Landlord will (1) terminate the Enterprise IV Lease and the Enterprise II Lease, and (2) release Tenant from any and all of its obligations under the Enterprise II and IV Leases (other than the obligation of Tenant to pay rent and all other obligations thereunder until the termination of each such Lease at the rates and in the amounts then in effect under such Leases, and any other obligations that expressly survive such termination, as provided in such Leases).

        Adjacent Land. During calendar year 1999 for so long as there shall be no default or event of default under the Lease by Tenant, Landlord shall refrain from leasing to a third party certain land of Landlord located adjacent to the Land as more particularly described on Exhibit E, attached hereto and made a part hereof (the "Adjacent Property"). During calendar year 2000 for so long as there shall be no default or event of default under the Lease by Tenant and provided Tenant shall pay the interest charges of Landlord and the ad valorem taxes of Landlord for the Adjacent Property, Landlord shall refrain from leasing the Adjacent Property to a third party. During calendar year 2001 for so long as there shall be no default or event of default under the Lease by Tenant, and provided Tenant shall continue to pay the interest charges of Landlord and the ad valorem taxes of Landlord for the Adjacent Property and in addition, Tenant shall pay Landlord an amount equal to an eleven percent (11%) return on the investment of Landlord in the Adjacent Property, as reasonably determined by Landlord, Landlord shall refrain from leasing the Adjacent Property to a third party. Failure of Tenant to comply strictly with any of the aforesaid conditions precedent shall render null and void all rights of Tenant hereunder with respect to the Adjacent Property, and Landlord may lease the Adjacent Property without any obligation or liability to Tenant. Should Tenant fail to lease the Adjacent Property on or prior to December 31, 2001, Tenant shall have no further rights with respect thereto and Landlord may lease the Adjacent Property without any obligation or liability to Tenant.

2. BASE RENT, TAXES, INSURANCE, LAWN DRIVEWAY AND PAVED PARKING AREA MAINTENANCE, SECURITY DEPOSIT.

                (a) Tenant agrees to make monthly payments of base rent to Landlord for the Premises ("base rent"), in advance, without demand, deduction or offset, in lawful money of the United States, at an annual rate in the following amounts:

            Year 1 $11.95 per rentable square foot of the Premises.

            Year 2 $11.95 per rentable square foot of the Premises.

            Year 3 $12.31 per rentable square foot of the Premises.

            Year 4 $12.68 per rentable square foot of the Premises.

            Year 5 $13.06 per rentable square foot of the Premises.

            Year 6 $13.45 per rentable square foot of the Premises.

            Year 7 $13.85 per rentable square foot of the Premises.

            Year 8 $14.27 per rentable square foot of the Premises.

            Year 9 $14.70 per rentable square foot of the Premises.

            Year 10 $15.14 per rentable square foot of the Premises.

                Rent payments for any fractional calendar month at the end, or the beginning of the term of the Lease, shall be prorated.

                The first lease year hereunder shall commence on the Commencement Date and shall end on the last day of the twelfth full calendar month thereafter. The first lease year shall include the first twelve (12) full calendar months of the term and any partial calendar month occasioned by the commencement of rent on a date other than the first


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        day of a calendar month. Each successive lease year shall commence on the anniversary date of the first day of the first full calendar month of the first lease year.

        (b) TAXES

                Beginning on the Commencement Date and continuing for the entire term hereof, Tenant shall pay to Landlord, as additional rental, Tenant's pro rata share of all taxes, assessments and governmental charges of any kind or nature whatsoever levied or assessed against the Land and the Building by any municipality, county, or other governmental agency (the "TAXES"), which shall be based upon the ratio of the rentable square footage of the Building occupied by Tenant to the total rentable square footage of the Building. Tenant shall pay its pro rata share of the Taxes in advance in equal monthly installments in such amounts as are reasonably estimated for each year by Landlord at the beginning of each calendar year during the term, each such installment being made along with payments of base rent hereunder. Tenant's share of Taxes for the initial year of the term is estimated by Landlord to be $.84 per square foot per year or $10,666.04 per month. Landlord shall promptly notify Tenant of the total actual taxes assessed against the Land and the Building, attaching a copy of the tax or special assessment bill and shall specify (i) Tenant's pro rata share thereof, and (ii) the excess, if any, of Tenant's pro rata share over Landlord's estimation of Taxes for such tax year. Tenant shall pay the excess amount so specified to Landlord within fifteen (15) days following receipt by Tenant of Landlord's letter. Failure by Tenant to pay Landlord such amount within the period designated shall constitute a non-payment of rent by Tenant and a default of Tenant's obligation under the Lease, and Landlord shall be entitled to all remedies provided for in this Lease upon default in payment of rent. If the first year for which Tenant's pro rata share of the Taxes are due or the final year of the term hereof do not coincide with the calendar year, Tenant's pro rata share of the Taxes for the portion of that year shall be prorated according to the number of months during which Tenant was in possession of the Premises. In the event Landlord's estimation of Taxes shall exceed the actual amount of Taxes, the amount paid by Tenant for such year shall be adjusted between Landlord and Tenant and Tenant shall receive a credit against the next due installment of rent hereunder in such excess amount unless this Lease has expired or been otherwise terminated, in which event Landlord shall pay to Tenant such excess amount within fifteen (15) days following receipt by Tenant of Landlord's letter.

                (c) INSURANCE

                Beginning on the Commencement Date and continuing for the entire term hereof, Tenant shall pay to Landlord, as additional rental, Tenant's pro rata share of the insurance premiums (the "Insurance Expense") for commercial general liability, fire and extended coverage on the Building and the Land, which shall be based upon the ratio of the rentable square footage of the Building to the total rentable square footage of the Building. Tenant shall pay its pro rata share of the Insurance Expense in advance in equal monthly installments in such amounts as are reasonably estimated by Landlord at the beginning of each calendar year during the term, each such installment being made along with payments of base rent hereunder. Tenant's pro rata share of the Insurance Expense for the initial year of the term is estimated by Landlord to be $.03 per square foot per year or $380.93 per month. Landlord shall promptly notify Tenant of the total amount of the actual Insurance Expense, and at Tenant's request, attaching a copy of the Insurance Expense invoice related thereto and shall specify (i) Tenant's pro rata share thereof, and (ii) the excess, if any, of Tenant's pro rata share over Landlord's estimation of the Insurance Expense for such year. Tenant shall pay the excess amount so specified to Landlord within fifteen (15) days following receipt by Tenant of Landlord's letter. Failure by Tenant to pay Landlord such amount within the period designated shall constitute a non-payment of rent by Tenant and a default of Tenant's obligation under the Lease, and Landlord shall be entitled to all remedies provided for in this Lease upon default in payment of rent. If the first year for which Tenant's pro rata share of the Insurance Expense is due or the final year of the term hereof do not coincide with the calendar year, Tenant's pro rata share of the Insurance Expense for the portion of that year shall be prorated according to the number of months during which Tenant was in


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        possession of the Premises. In the event Landlord's estimation of the
        Insurance Expense shall exceed the actual amount of the Insurance Expense, the amount paid by Tenant for such year shall be adjusted between Landlord and Tenant and Tenant shall receive a credit against the next due installment of rent hereunder in such excess amount unless this Lease has expired or been otherwise terminated, in which event Landlord shall pay to Tenant such excess amount within fifteen (15) days following receipt by Tenant of Landlord's letter.

        (d) LAWN, DRIVEWAY, INTERIOR COMMON AREA, AND PAVED PARKING AREA MAINTENANCE

                Beginning on the Commencement Date and continuing for the entire term hereof, Tenant shall pay to Landlord, as additional rental, Tenant's pro rata share of the cost to Landlord of the lawn, interior common area, and driveway and paved parking area maintenance related to the Land upon which the Premises are located (the "CAM Expense") which shall be based upon the ratio of the rentable square footage of the Building occupied by Tenant to the total rentable square footage of the Building. The CAM Expense shall include, without limitation, the costs of lawn maintenance, driveway and parking area maintenance for the Premises and for the streets and roadways providing access to the Building and the Land, management and supervisory fees, exterior lighting maintenance, snow removal, waste removal, repair and maintenance of paved areas, cleaning supplies, miscellaneous building supplies, sweeper brushes, supplies for materials used in common by all tenants of the complex in which the Premises are located, external paint for the Building, exterior and interior common area maintenance, elevator repair and maintenance, external plumbing for the Building, exterior lighting in common areas, insect and pest extermination, security guards for the complex in which the Premises are located, signs for the complex in which the Premises are located, fuel for vehicles and street sweepers used by Landlord in the complex in which the Premises are located and miscellaneous maintenance expenses. Tenant shall pay its pro rata share of the CAM Expense in advance in equal monthly installments in such amounts as are reasonably estimated for each year of the term of this Lease by Landlord at the beginning of each calendar year during the term, each such installment being made along with payments of base rent hereunder. Tenant's pro rata share of the CAM Expense for the initial year of the term is estimated by Landlord to be $1.71 per square foot per year or $21,713.01 per month. Failure by Tenant to pay Landlord said amount within the period designated shall constitute a non-payment of rent by Tenant and a default of Tenant's obligation under the Lease, and Landlord shall be entitled to all remedies provided for in this Lease upon default in payment of rent. In the event Landlord's estimation of the CAM Expense shall exceed the actual amount thereof, calculated on an annual basis, the amount paid by Tenant for such year shall be adjusted between Landlord and Tenant and Tenant shall receive a credit against the next due installment of rent hereunder in such excess amount unless this Lease has expired or been otherwise terminated, in which event Landlord shall pay to Tenant such excess amount within fifteen (15) days following the receipt by Tenant of Landlord's letter. Landlord shall notify Tenant on an annual basis of the actual CAM Expense of Tenant for the Premises.

        (e)     RECONCILIATION OF EXPENSES.

                Landlord shall promptly notify Tenant of the total actual (i) Taxes assessed against the Land and the Building, (ii) Insurance Expense, and (iii) CAM Expense, attaching a copy of the tax or special assessment bill, the insurance invoice, or the calculation of CAM Expense, as applicable, and shall specify (i) Tenant's pro rata share thereof, and (ii) the excess, if any, of Tenant's pro rata share over Landlord's estimation for each calendar year. Tenant shall pay the excess amount so specified to Landlord within fifteen (15) days following receipt by Tenant of Landlord's letter. Failure by Tenant to pay Landlord such amount within the period designated shall constitute a non-payment of rent by Tenant and a default of Tenant's obligation under the Lease, and Landlord shall be entitled to all remedies provided for in this Lease upon default in payment of rent. If the first year for which Tenant's pro rata share of Taxes, Insurance Expense, or CAM Expense (hereinafter collectively, the "Expenses") are due or the final


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
        year of the term hereof do not coincide with the calendar year, Tenant's pro rata share of Expenses for the portion of that year shall be prorated according to the number of months during which Tenant was in possession of the Premises. In the event Landlord's estimation of Expenses shall exceed the actual amount of Expenses, the amount paid by Tenant for such year shall be adjusted between Landlord and Tenant and Tenant shall receive a credit against the next due installment of rent hereunder in such excess amount unless this Lease has expired or been otherwise terminated, in which event Landlord shall pay to Tenant such excess amount within fifteen (15) days following receipt by Tenant of Landlord's letter.

        (f)     [INTENTIONALLY DELETED]

        (g)     PROVISIONS TO SURVIVE LEASE TERMINATION

                All outstanding obligations of Tenant under the provisions of this Section 2 shall survive the termination of the Lease, for whatever reason, or any extension or renewal hereof.

        3.      COMPLIANCE WITH LAWS AND USE.

                (a) The Premises shall be used only for the following purposes: for a service center, research and development, and light manufacturing, the operation of a cafeteria for use by its employees and visitors, and general office use related thereto. Tenant shall conduct no activity that will result in the discharge of harmful gases, affluents or other wastes or toxic substances. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent, not to be unreasonably withheld. Tenant shall at its sole cost and expense obtain any and all business licenses and permits necessary for its use of the Premises. Tenant shall comply with all governmental laws, ordinances and regulations relating to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense, only if caused by Tenant, its agents, employees, licensees, or invitees. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to permeate in or emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, inflammable, combustible, corrosive, caustic or poisonous, other than in the normal course of its business, in which event, all such materials shall be handled in accordance with all applicable laws. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall give notice to Landlord immediately upon the occurrence of any accident in the Premises or upon Tenant's discovery of any defects thereon or in any fixtures or equipment located therein or upon the occurrence of any emergency in the Premises or the Building.

                (b) Tenant, at its expense, in its use of the Premises and in making any alterations, renovations, upfit or modifications of the Premises shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises, including, but not limited to, the provisions of the Americans with Disabilities Act of 1990, as amended, and with recorded covenants, conditions and restrictions applicable for the Land and Building.

        4.      REPAIRS AND MAINTENANCE.

                (a) Landlord shall at its expense maintain only the roof, downspouts, gutters, foundation, utility lines located outside the Premises and the structural soundness of the


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
        exterior walls of the Building in good condition and repair in accordance with the standards for buildings of similar size and utility in Wake County, NC subject to reasonable wear and tear. Landlord shall wash the exterior windows of the Premises on a quarterly basis. Tenant shall repair, and pay for, any damage to the foregoing caused by the negligence of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect and any costs to repair any resultant damage to the trade fixtures of Tenant.

                (b) Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls, finish work, floors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures and regular removal of trash and debris. Tenant shall not be obligated to repair any casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 10(A) below. To the extent deemed necessary by Landlord, Landlord shall make available to Tenant for its use in effecting repairs, any warranties with respect to components of the Building.

                (c) Tenant shall enter into a maintenance contract providing for the periodic maintenance of all hot water, heating and air conditioning systems and units in the Premises, and removal and replacement of filters, and shall enter into a janitorial contract providing for the daily cleaning of the Premises. These contracts shall be with parties and upon such terms and conditions as shall be reasonably approved by Landlord. Tenant shall provide Landlord a copy of such contracts within thirty days of the Commencement Date.

                (d) Tenant shall not damage any demising wall of the Building, or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

                (e) Tenant and its employees, customers and licensees shall have the non-exclusive right to use the parking areas as may be designated by Landlord in writing, subject to reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Parking shall be available at the Building for the non-exclusive use of Tenant at a ratio of five spaces per 1,000 rentable square feet. Included within this ratio shall be seven parking spaces located adjacent to the Building near the entrance to the Premises that shall be marked as spaces for visitors. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Landlord may require, at its option, in its sole discretion, that Tenant, its employees, invitees, and visitors use certain numbered spaces to be designated by Landlord.

        5. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord, Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character or structure of the Premises or improvements and without overloading or damaging the Premises or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Tenant shall not make any alterations, additions or improvements to the Premises which will contravene

        Landlord's policies insuring against loss or damage by fire or other hazards, including but not limited to commercial general public liability, or which will prevent Landlord from securing such policies in companies acceptable to Landlord. If any such alterations, additions or improvements cause the rate of fire or other insurance on the Premises by companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Premises for permitted uses thereof, Tenant shall pay as additional rent the amount of any such increase promptly upon demand by Landlord. Any and all alterations, additions, improvements, partitions and fixtures erected by Tenant shall be the property of Landlord and shall remain at the Premises upon termination of the Lease or upon earlier vacating of the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease provided such removal may be accomplished without damage to the Premises or to the primary structure or structural qualities of the buildings and other improvements situated on the Premises. Tenant shall repair any damage to the Premises, or the Building as a result of any alteration, or repair by Tenant, its employees, agents, invitees, or contractors to the Premises.

        6.      SIGNS.

                (a) Tenant shall have the right to install signs upon the Premises only when first approved in writing by Landlord, such approval not to be unreasonably withheld, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs upon the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, and Tenant shall repair any injury or defacement, including, without limitation, discoloration of the Building caused by such installation and/or removal.

                (b) Included within the Upfit Allowance shall be signage for the Premises that shall include (i) a monument sign on the Land with the name of Tenant; and (ii) a sign on the exterior of the Premises. All signage shall be in form, substance, color, and shape, subject to the reasonable approval of Landlord.

        7. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours upon reasonable notice except in the event of an emergency when Landlord or Landlord's agents may access the Premises at any time and without notice for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease or in order to show the Premises to any prospective purchaser or lender. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours upon reasonable notice for the purpose of showing the Premises to any prospective tenant and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall schedule with Landlord at least sixty (60) days prior to vacating the Premises a time mutually agreeable to the parties hereto for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibilities for repairs and restoration.

        8. UTILITIES. Landlord agrees to provide at its cost, all utility line connections into the Premises. Tenant shall pay all charges for all water, electrical, telephone, sewer, and other utilities or services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, including, but not limited to, any costs for utilities used by Tenant at the Premises after normal business hours, 8:00 AM to 5:00 PM, Monday - Friday. Tenant shall also pay for any utility maintenance charges and shall furnish all replacement electric light bulbs and replacement tubes required for the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other tenants of the Building. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, unless caused by the negligence of Landlord in which event Landlord shall use reasonable efforts to effect the reconnection of such services.

        9. ASSIGNMENT AND SUBLETTING. Tenant shall not sublet the Premises in whole or in part or sell, assign, lien, encumber, or in any manner transfer this Lease or assign or delegate the management or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord and Tenant acknowledge and agree that the foregoing provisions have been freely negotiated by the parties hereto and that Landlord would not have entered into this Lease without Tenant's consent to the terms of this Paragraph 9.

                No assignment, transfer, mortgage, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or subtenant, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case. If for any approved assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the base rent hereunder, or in case of a sublease of part of the Premises, in excess of the portion of such rent fairly allocable to such part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord as additional rent one-half of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

                Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization base, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

        10.     FIRE AND CASUALTY DAMAGE.

        A. Landlord agrees to maintain standard fire and extended coverage insurance covering the Building in an amount not less than 80% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against special causes of loss, including, the perils of fire, and lightning, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of North Carolina. Subject to the provisions of subparagraphs 10(C), 10(D) and 10(E) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

        B. If the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(A) above, Tenant shall give immediate written notice thereof to Landlord.

        C. If the Premises should be totally destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(A) above, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's reasonable estimation be completed within one hundred and eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

        D. If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 10(A) above, but only to such extent that rebuilding or repairs can, in Landlord's reasonable estimation, be completed within one hundred and eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

        E. Notwithstanding anything herein to the contrary, in the event the holder (the "Holder") of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder thereafter accruing shall cease and terminate; provided, however, upon its receipt of notice from the Holder that insurance proceeds shall be applied toward the indebtedness, Landlord shall act reasonably to seek to obtain sufficient financing to repair and restore the Premises at an interest rate, under terms and conditions, and with a lender all as approved by Landlord, in its sole discretion.

        F. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under either by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to the loss or damage occurring during such times as the releasor's policies shall contain a clause of endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

        11. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises to the extent resulting from and/or caused by the negligence or misconduct of Tenant, its agents, employees, patrons or visitors, or of any other person entering upon the Premises. Tenant hereby covenants and agrees that it will at all times indemnify, defend and hold safe and harmless Landlord (including, without limitation, its trustees and beneficiaries if Landlord is a trust), and Landlord's agents, employees, patrons and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, arising out of any such damage or injury, excluding only injury to persons or damage to property to the extent such injury or damage is caused by the negligence, willful misconduct, acts or omissions of Landlord or its agents or employees, or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs.

        Tenant shall not be liable to Landlord or Landlord's employees, agents, patrons, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, to the extent resulting from and/or caused by the negligence or misconduct of Landlord, its agents, employees, patrons or visitors. Landlord hereby covenants and agrees that it will at all times indemnify, defend and hold safe and harmless Tenant (including, without limitation, its trustees and beneficiaries if Tenant is a trust), and Tenant's agents, employees, patrons, and visitors from any loss, liability, claims, suits, costs, expenses, including, without limitation attorneys' fees and damages, arising out of any such damage or injury, excluding only injury to persons or damage to property to the extent such injury or damage is caused by the negligence, willful misconduct, acts or omissions of Tenant or its agents or employees, or the failure of Tenant to repair any part of the Premises which Tenant is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Landlord of needed repairs.

        Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this Lease, in which the limits of commercial general liability shall not be less than $5,000,000.00 with respect to each occurrence, not less than $5,000,000 with respect to personal injury or death of a single person, not less than $5,000,000 general aggregate, and not less than $5,000,000 with respect to products completed operations aggregate.

        All such policies shall be procured by Tenant from responsible insurance companies with at least an A rating from Best's. Certified copies of such policies, together with receipt evidencing payments of premiums thereof, shall be delivered to Landlord prior to the Commencement Date. Not less than fifteen
(15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days prior written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

        12. CONDEMNATION.

        A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises by Tenant for the purposes provided herein, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Premises shall occur.

        B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

        C. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain all awards as may be awarded in any condemnation proceedings other than those specifically awarded Tenant for a taking of Tenant's personal property, loss of business and moving expenses.

        13. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than ten (10) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 13 shall not be construed as Landlord's consent for Tenant to hold over.

        14. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, deed of trust(s), or mortgage(s) of record, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

        15. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant shall fail to pay (i) any installment of the rent herein reserved within five days after the due date thereof, or (ii) payment with respect to taxes hereunder, or any other payment or reimbursement to Landlord required herein, within ten (10) days after the due date thereof.

(b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c) Tenant shall file a petition under any section or chapter of the Bankruptcy Reform Act, as amended or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

(d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(e)     Tenant shall desert or vacate all or a portion of the Premises.

(f) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the subparagraphs (a), (b), (c), (d), and (e) of this Paragraph 15), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; provided, however, in the event Tenant is proceeding with due diligence to effect a cure under this subparagraph (f) and addition time is needed by Tenant to complete its cure, Landlord shall act reasonably to grant such additional time.

        16. REMEDIES. Upon the occurrence of any event of default in Paragraph 15 hereof, after the expiration of any applicable grace or cure periods, Landlord shall have the option to pursue any remedy at law or in equity, including, but not limited to, one or more of the following remedies without any notice or demand whatsoever:

        (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel and remove Tenant and any other person who may be occupying the Premises or any part thereof, with or without judicial approval, by any legal means necessary, secure the Premises against unauthorized entry; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

        (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, with or without judicial approval, by any legal means necessary, receive the rent thereof; secure the Premises against unauthorized entry; store any property located on the Premises at the expense of the owner thereof and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

        (c) Enter upon the Premises, with or without judicial approval, by any legal means necessary, secure the Premises against unauthorized entry and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

        (d) Accelerate and demand the payment of all base rent and other charges due and payable hereunder over the term of this Lease.

        In the event Tenant fails to pay any installment of base rent or additional rent hereunder within fifteen days of the due date of such installment, Tenant shall pay to Landlord on demand a late charge in an amount equal to one percent (1%) of such installment per month to help defray the additional cost to Landlord for processing such late payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any and all reasonable attorneys' fees so incurred.

        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing, and no receipt of money by Landlord from Tenant after the termination of this Lease or after service of any notice or after the commencement of any suit or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such termination, notice, suit or judgment, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

        17.     LANDLORD'S LIEN. [INTENTIONALLY DELETED.]

        18. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee or trustee for the purpose of further subjecting and subordinating this Lease to the lien of any such mortgage or deed to trust.

        19. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease.

        20. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations, or other requirements with reference to the sending, mailing, or delivery of any notice by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

        (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay rent and any other amounts to Landlord under the terms and of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

        (b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, sent by federal express or other nationally recognized overnight courier, Certified or Registered Mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at other such addresses as they have heretofore specified by written notice delivered in accordance therewith.

        LANDLORD:

        Weeks Realty, L.P.
        1800 Perimeter Park Drive
        Suite 200
        Morrisville, North Carolina 27560
        Attention: Mr. Robert Cutlip

        With a copy to:

        Dave Lindner
        Weeks Corporation
        1800 Perimeter Park Drive
        Suite 200
        Morrisville, NC 27560

        and

        Cathy M. Rudisill, Esq.
        Smith Helms Mullis & Moore, L.L.P.
        2800 Two Hannover Square
        Raleigh, North Carolina 27601

        TENANT:

        Tekelec
        26580 West Agoura Road

         Calabasas, California 91302
         Attention: Gilles Godin

If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be deemed to have received notices in accordance with the provisions of this paragraph with the same effect as if each had received such notice.

        21. BROKER'S CLAUSE. Tenant warrants and represents to Landlord that it has had no dealings with any real estate broker or agent in connection with this Lease, and Tenant covenants to pay, hold harmless, and indemnify Landlord from and against any and all costs, expenses, liabilities (including reasonable attorneys' fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Tenant. Landlord warrants and represents to Tenant that it has had no dealings with any real estate broker or agent in connection with this Lease, and Landlord covenants to pay, hold harmless, and indemnify Tenant from and against any and all costs, expenses, liabilities (including reasonable attorneys' fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Landlord.

        22. LANDLORD'S LIABILITY. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Building for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default or breach of Landlord in performance of its obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of Landlord, its successors and assigns with respect to any of the terms, covenants, and conditions of this Leases, and no other assets of Landlord or of Landlord's partners, if any, shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach, this exculpation of liability to be absolute and without exception whatsoever.

        23. RULES AND REGULATIONS. Tenant shall fully comply with the Rules and Regulations attached hereto as Exhibit D and made a part hereof and any and all modifications thereof or amendments thereto with respect to which Landlord notifies Tenant and which are applied on a non-discriminatory basis to all tenants in the building in which the Premises are located.

        24.     HAZARDOUS MATERIALS.

        (a) Tenant agrees that it will not release, discharge, place, hold, or dispose of any Hazardous Material (as hereinafter defined) on, under or at the Premises, in the Building, or on the Land, and that it will not use the Premises, the Building, the Land, or any other portion thereof as a treatment, storage, or disposal (whether permanent or temporary) site for any Hazardous Material. Tenant further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises, or the Building.

        (b) Tenant hereby agrees to and does indemnify, defend and hold harmless Landlord from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against Landlord for, with respect to, or as a direct or indirect result of (i) any breach by Tenant of the provisions of this Paragraph, or (ii) to the extent caused or allowed by Tenant or any agent, employee, invitee, or licensee of Tenant, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, onto, or into the Premises, the Building, the Land, the atmosphere, or any watercourse, body of water, or groundwater, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material); and the provisions of and undertakings and indemnification set forth in this paragraph shall survive the termination or expiration of this Lease, for any reason, and shall continue to be the liability, obligation and indemnification of Tenant, binding upon Tenant forever. The provisions of the preceding sentence shall govern and control over any inconsistent provision of this Lease.

        (c) For purposes of this Lease, "Hazardous Material" means and includes any hazardous or toxic substance, pollutant, contaminant, gas, or petroleum product defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, any so-called "Superfund" or "Superlien", law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material, gas or petroleum product.

        (d) Notwithstanding the foregoing, Tenant shall have the right to handle Hazardous Materials in the normal course of its business, provided, however, Tenant shall conduct all such activities in accordance with all applicable laws and regulations.

        25.     [INTENTIONALLY DELETED.]

        26. COVENANT OF TENANT. If Landlord encounters difficulties in negotiating construction or permanent financing for the Premises, and after using its best efforts is unable to resolve those difficulties without obtaining minor modifications to this Lease, Tenant will act in good faith to work with Landlord in Landlord's efforts, but this agreement on the part of Tenant will not require Tenant to make any changes that in Tenant's reasonable judgment alter the term hereof, or adversely affect any substantive right or interest of Tenant, whether legal or economic.

        27.     MISCELLANEOUS.

        A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

        B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a resolution, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

        C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

        D. Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

        E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

        F. All obligations of Tenant and Landlord hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant's vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates up to the Termination Date. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 27(F).

        G. In the event of a transfer by Landlord of its interest in the Premises, Landlord shall be released from all obligations and liabilities under the terms of this Lease subsequent to the date of such transfer. In the event a transferee shall agree to assume the obligations and liabilities of Landlord under the Lease prior to the date of the transfer, Landlord shall be released from all obligations and liabilities under the Lease.

        H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

        I.      [INTENTIONALLY DELETED.]

        J. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

        K.      Time is of the essence of this Lease.

        L. Landlord shall not be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such duties or obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice by Tenant to Landlord, and to any mortgagee with a lien on the Land or the Building, properly specifying wherein Landlord has failed to perform any such duty or obligation. Neither party hereto shall have any liability to the other party hereto for any incidental, special, indirect, punitive, or consequential damages of a party hereto for any reason whatsoever.

        M. In the event that Landlord shall default in the performance of Landlord's obligations hereunder, the holder of a mortgage or the beneficiary of a deed of trust which includes the Premises shall have the right, but not the obligation, to perform or comply with any covenants, agreements and provisions violated in connection with such default. Further, if such holder of beneficiary notifies Tenant that such holder or beneficiary has taken over Landlord's right under this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claims against Landlord theretofore accrued from rent thereafter due and payable, but shall look solely to Landlord and not such holder or beneficiary for satisfaction of such claim.

        N. This Lease does not create the relationship of partner or joint venturer between Landlord and Tenant. This Lease shall not result in the creation of an estate for years in Tenant. Accordingly, Tenant shall have only an usufruct not subject to levy or sale. Tenant shall have no rights of assignment, subletting, sale or transfer beyond those set forth herein and hereby waives any such rights existing pursuant to the laws of the State of North Carolina or otherwise. No estate shall pass out of Landlord to Tenant hereunder, and Tenant shall not be entitled to any award of whatsoever nature based on this Lease and/or Tenant's right to occupy the Premises hereunder.

        O. The laws of the State of North Carolina shall govern the interpretation, the validity, performance and enforcement of this Lease.

        P. (i) If Tenant is a corporation, the undersigned officer of Tenant does hereby warrant and certify to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the State of North Carolina, or if chartered in a state other than the State of North Carolina, is a corporation in good standing and duly organized under the laws of such state and is authorized to do business in the State of North Carolina. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that such officer is authorized and empowered to bind the corporation to the terms of this Lease by such officer's signature hereto, (ii) If Tenant is a general or limited partnership, the undersigned general partner of Tenant does hereby warrant and certify to Landlord that Tenant is a general partnership or limited partnership, as the case may be, validly existing under the laws of the State of North Carolina, or if formed in a state other than the State of North Carolina, is a general partnership or limited partnership validly existing under the laws of such state and is authorized to do business in the State of North Carolina. The undersigned general partner of Tenant hereby further warrants and certifies to Landlord that such general partner is authorized and empowered to bind Tenant to the terms of this Lease by such general partner's signature hereto.

        Q. This Lease shall be executed in duplicate, each of which shall be deemed an original and complete of itself and may be introduced into evidence or used for any purpose without the production of any other copy. If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacity for Tenant and affix the corporate seal.

        R. The provisions contained in the Rider attached hereto, if any, are incorporated herein by reference and made a part of this Lease. In the event of a conflict between the printed portion of this Lease and the Rider, the provisions of the Rider shall govern and control.

        S. Although the printed provisions of this Lease were drafted by Landlord, such fact shall not cause this Lease to be construed either for or against Landlord or Tenant.

        T. This Lease may not be recorded. Upon the request and at the expense of Tenant, Landlord shall execute a memorandum of Lease suitable for recording which shall omit the financial terms herein but which shall identify the Premises and the term of this Lease, Upon the expiration of this Lease, a recorded memorandum of this Lease may be canceled of record by a document executed by Landlord, or its successor in interest for such purpose.

        U. To the best of its knowledge, Landlord certifies that on or after January 1, 2000, all systems installed in the Building by or on behalf of Landlord to service the Premises, including, but not limited to, the heating, air conditioning, sprinkler, security, electrical, plumbing, and other systems installed by Landlord in the Building will record, store, process, and present calendar dates in the same manner and with the same functionality as such Systems record, store, process, and present calendar dates falling on or before December 31, 1999.

        V. Tenant shall provide to Landlord within ninety days of the close of its fiscal year, and thereafter upon reasonable request of Landlord, financial statements of Tenant certified by the chief financial officer of Tenant, and Tenant shall act to ensure that any guarantor hereof provides Landlord with copies of its financial statements within ninety days of the close of its fiscal year.

        W. No remedy conferred herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        X. Parking shall be available for tenants of the Building at the rate of five parking spaces for each 1000 rentable square feet of the Building.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

                        LANDLORD:

                        WEEKS REALTY, L.P. (SEAL), a
                        Georgia limited partnership
                        authorized to do business in the
                        State of North Carolina as
                        WEEKS REALTY LIMITED PARTNERSHIP

                        BY: WEEKS GP HOLDINGS, INC.,
                        Georgia corporation, its sole general partner

                        By:   /s/ ROBERT G. CUTLIP
                             -------------------------------
                             Robert G. Cutlip,
                             Senior Vice President



                        TENANT:

                        TEKELEC, a California
                        corporation

                        By:  /s/ GILLES C. GODIN      By:  /s/ MIKE MARGOLIS
                             -----------------------       ---------------------
                        Print Name: Gilles C. Godin   Print Name: Mike Margolis
                                  ------------------            ----------------
                        Vice President & CFO          President & CEO


Witness/Attest:


/s/ KAROLYN FLESHER
-------------------------------
Print Name: Karolyn Flesher
           --------------------
Title: Assistant Secretary
      -------------------------

[CORPORATE SEAL]

                                   EXHIBIT A

                               LEGAL DESCRIPTION

        METES AND BOUNDS DESCRIPTION FOR PHASE 1 LOT 8 PARAMOUNT CENTER

That 15.86 acre tract of land lying in the Cedar Fork Township, Morrisville, Wake Country, North Carolina, and being a portion of the tract found in Deed Book (D.B.) 5605 Page (Pg.) 216-218 in the Register of Deeds office of said Wake County, and being bounded on the North by Lot 7 Paramount Center; on the East by J.A. Ferrell (D.B.) 1437 (Pg.) 780 now or formerly and Jesse Marcom (D.B.) 877 (Pg.) 32 now or formerly; on the South by Lot 9 Paramount Center and Proposed Paramount Parkway (100' Public right-of-way); and on the West by Phase II Paramount Center Lot 8 and Proposed Road "A" (100' Public right-of-way); and being more particularly described as follows:

Beginning at a new iron pipe set in the Western line of said J.A. Ferrell and also being the Northeast corner of said Lot 8, said iron being South 03 degrees 05 minutes 47 seconds East 884.33 feet from an existing iron pipe in the said Western line of J.A. Ferrell; thence along said J.A. Ferrell's Western line, South 03 degrees 05 minutes 47 seconds East 399.39 feet to an existing iron pipe, a common corner with said Jesse Marcom; thence along the said Jesse Marcom's Western line, South 00 degrees 25 minutes 05 seconds East 286.92 feet to a point, the Northeast corner of said Lot 9, thence leaving said Jesse Marcom's Western line along a common lot line with said Lot 9, South 88 degrees 41 minutes 07 seconds West 442.57 feet to a point; thence with said common Lot 9 line, South 51 degrees 26 minutes 44 seconds West 399.66 feet to a point in the Northern right-of-way line of said proposed Paramount Parkway; thence along the said Northern right-of-way line of Paramount Parkway Northwesterly 248.90 feet along a nontangential curve to the left, central angle 14 degrees 19 minutes 57 seconds, radius 995.00 feet to a point; thence leaving said Northern right-of-way line along a Phase line for Phases I and II, North 19 degrees 40 minutes 36 seconds East 114.00 feet to a point; thence North 00 degrees 00 minutes 00 seconds East 56.74 feet to a point; thence South 90 degrees 00 minutes 00 seconds East 195.69 feet to a point; thence Northeasterly 38.27 feet along a tangential curve to the left, central angle 90 degrees 00 minutes 00 seconds, radius 25.00 feet to a point; thence North 00 degrees 00 minutes 00 seconds East 322.48 feet to a point; thence South 90 degrees 00 minutes 00 seconds West 36.51 feet to a point; thence North 00 degrees 00 minutes 00 seconds East 250.34 feet to a point; thence South 90 degrees 00 minutes 00 seconds West 141.35 feet to a point; thence North 48 degrees 14 minutes 55 seconds West 61.24 feet to a point in the Eastern right-of-way line of said proposed Road "A"; thence along the said Eastern right-of-way line of Road "A:, North 41 degrees 45 minutes 05 seconds East 385.98 feet to a new iron pipe set, the Northwest corner of said Lot 8 and common corner with said Lot 7; thence leaving said Eastern right-of-way line with the common line of said Lot 7, South 57 degrees 37 minutes 22 seconds East 369.41 feet to a new iron pipe set; thence with the common line of said Lot 7, South 80 degrees minutes 30 seconds 357.55 feet to the Point of Beginning.

Said parcel contains 15.86 acres and is the same as shown in a Preliminary Site Plans entitled "PARAMOUNT CENTER - LOT 8" prepared by DSAtlantic Corporation and dated May 20, 1998 with a last revision date of August 15, 1998.

                                                                       EXHIBIT B

                                                                      FLOOR PLAN



TEKELEC BUILD TO SUIT

PARAMOUNT CENTER
MORRISVILLE, NORTH CAROLINA
FIRST FLOOR






                                  [FLOOR PLAN]

                                                                     EXHIBIT B-1

TEKELEC BUILD TO SUIT

PARAMOUNT CENTER
MORRISVILLE, NORTH CAROLINA
SECOND FLOOR






                                  [FLOOR PLAN]

                                   EXHIBIT C

                            PLANS AND SPECIFICATIONS

             [TO BE ATTACHED UPON APPROVAL BY LANDLORD AND TENANT]

                                  EXHIBIT C-1

                                    SCHEDULE

                                      TEKELEC INTERIOR DESIGN PROGRAM
---------------------------------------------------------------------------------------------------------------

10          Task Name                                               Duration              Start
---------------------------------------------------------------------------------------------------------------
 1          TEKELEC PRELIMINARY SCHEMATIC SUBMITTAL                 0 days                10/16/98

---------------------------------------------------------------------------------------------------------------
 2          TEKELEC WEEKS PRELIMINARY SCHEMATIC REVIEW              5 days                10/19/98

---------------------------------------------------------------------------------------------------------------
 3          REVISE PRELIMINARY SCHEMATIC PER COMMENTS               3 days                10/26/98

---------------------------------------------------------------------------------------------------------------
 4          FINAL APPROVED PRELIMINARY SCHEMATIC ISSUED             0 days                10/28/98

---------------------------------------------------------------------------------------------------------------
 5

---------------------------------------------------------------------------------------------------------------
 6          WEEKS SUBMITS CORE FINISHES FOR APPROVAL                0 days                10/28/98

---------------------------------------------------------------------------------------------------------------
 7          TEKELEC REVIEWS SELECTIONS                              5 days                10/29/98

---------------------------------------------------------------------------------------------------------------
 8          WEEKS REVISES CORE FINISHES, IF NECESSARY               3 days                11/5/98

---------------------------------------------------------------------------------------------------------------
 9          WEEKS PRESENTS FINAL CORE FINISHES                      1 day                 11/10/98

---------------------------------------------------------------------------------------------------------------
10

---------------------------------------------------------------------------------------------------------------
11          TEKELEC PRODUCES "FOR PRICING" DRAWINGS                 10 days               10/29/98

---------------------------------------------------------------------------------------------------------------
12          TEKELEC SUBMITS "FOR PRICING" DRAWINGS                  0 days                11/11/98

---------------------------------------------------------------------------------------------------------------
13          WEEKS REVIEWS PRICING DOCUMENT FOR CLARITY              3 days                11/12/98

---------------------------------------------------------------------------------------------------------------
14          TEKELEC REVISES DOCUMENTS PER COMMENTS                  2 days                11/17/98

===============================================================================================================
Schedule Date: 6/3/97           Task [             ]      Critical Task [                ]         Milestone  *
Price Date: 9/1/98
tekelec.mpp
---------------------------------------------------------------------------------------------------------------
                                                     Page 1
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
   Jul '98    Aug '98      Sep '98    Oct '98    Nov '98      Dec '98    Jan '99       Feb '99    Mar '99    Apr '99    May
28 5 12 19 26 2 9 16 23 30 6 13 20 27 4 11 18 25 1 8 15 22 29 6 13 20 27 3 10 17 24 31 7 14 21 28 7 14 21 28 4 11 18 25 2 9
---------------------------------------------------------------------------------------------------------------------------

                                      10/16 * TEKELEC PRELIMINARY SCHEMATIC SUBMITTAL
---------------------------------------------------------------------------------------------------------------------------
                           TEKELEC/ WEEKS PRELIMINARY SCHEMATIC REVIEW
                                           10/19 [ ] 10/23
---------------------------------------------------------------------------------------------------------------------------
                              REVISE PRELIMINARY SCHEMATIC PER COMMENTS
                                          10/26 [ ] 10/28

                                            10/28 * FINAL APPROVED PRELIMINARY SCHEMATIC ISSUED
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

                                            10/28 * WEEKS SUBMITS CORE FINISHES FOR APPROVAL
---------------------------------------------------------------------------------------------------------------------------
                                      TEKELEC REVIEWS SELECTIONS
                                             10/29 [ ] 11/4
---------------------------------------------------------------------------------------------------------------------------
                                 WEEKS REVISES CORE FINISHES, IF NECESSARY
                                                11/5 [ ] 11/9
                                    WEEKS PRESENTS FINAL CORE FINISHES
                                                11/10 [ ] 11/10
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                TEKELEC PRODUCES "FOR PRICING" DRAWINGS
                                             10/29 [   ] 11/11


                                                   11/11 * TEKELEC SUBMITS "FOR PRICING" DRAWINGS
---------------------------------------------------------------------------------------------------------------------------
                                     WEEKS REVIEWS PRICING DOCUMENT FOR CLARITY
                                                    11/12 [ ] 11/16
                                         TEKELEC REVISES DOCUMENTS PER COMMENTS
                                                     11/17 [ ] 11/18
===========================================================================================================================
       Summary [                ]                                                                  TENANT APPROVED
                                                                                                   BY /s/ [Sig Illegible]
                                                                                                   DATE 9/2/98
---------------------------------------------------------------------------------------------------------------------------
                                                         Page 1
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                Page 1 of 3

                        TEKELEC INTERIOR DESIGN PROGRAM

------------------------------------------------------------------------------------------------------------------------------------
                                                               Jul '98       Aug '98      Sep '98     Oct '98    Nov '98   Dec '98
                                                            ------------------------------------------------------------------------
ID  i   TASK NAME                          DURATION  START  28 5 12 19 26 2|9 16;23 30 6 13|20|27 4 11 18 25 1 8 15|22 29 6 13 20 27
------------------------------------------------------------------------------------------------------------------------------------
15      WEEKS PRICING OF DOCUMENTS         15 DAYS  11/19/98
-------------------------------------------------------------
16      PRICING PRESENTED TO TEKELEC        0 days   12/9/98
-------------------------------------------------------------
17
-------------------------------------------------------------
18
-------------------------------------------------------------
19      TEKELEC REVIEW OF PRICING DATA      5 days 12/10/98
-------------------------------------------------------------
20      WEEKS REPRICE PER TEKELEC COMMENTS  5 days 12/17/98
-------------------------------------------------------------
21      TEKELEC SIGN-OFF OF FINAL "WORK"
        COST                                0 days 12/23/98
-------------------------------------------------------------
22      FINAL "FOR CONSTRUCTION" DRAWING
        PRODUCED                           17 days 12/24/98
-------------------------------------------------------------
23
-------------------------------------------------------------
24      INTERIOR BUILDING PERMIT           23 days  1/18/99
-------------------------------------------------------------
25        INITIAL SUBMISSION TO CITY        0 days  1/18/99
-------------------------------------------------------------
26        CITY REVIEW AND COMMENT          15 days  1/19/99
-------------------------------------------------------------
27        RECEIVE COMMENTS                  0 days   2/8/99
-------------------------------------------------------------
28        ADDRESS COMMENTS                  3 days  2/29/99
------------------------------------------------------------------------------------------------------------------------------------
Schedule Date: 6/3/97        Task [ ]        Critical        Task [ ]        Milestone [ ]        Summary [ ]
Print Date: 9/1/98
Tekelec.mpp
------------------------------------------------------------------------------------------------------------------------------------
                                                        Page 2
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                               Jan '99        Feb '99      Mar '99     Apr '99      May '99
                                                            ------------------------------------------------------------------------
ID  i   TASK NAME                          DURATION  START   3  10  17  24  31  7  14  21  28  7  14  21  28  4  11  18  25  2  9
------------------------------------------------------------------------------------------------------------------------------------
15      WEEKS PRICING OF DOCUMENTS         15 DAYS  11/19/98          WEEKS PRICING OF DOCUMENTS
-------------------------------------------------------------         11/19 [ ] 12/9
16      PRICING PRESENTED TO TEKELEC        0 days   12/9/98
-------------------------------------------------------------          12/9 [ ] PRICING PRESENTED TO TEKELEC
17
-------------------------------------------------------------
18
-------------------------------------------------------------
19      TEKELEC REVIEW OF PRICING DATA      5 days 12/10/98           TEKELEC REVIEW OF PRICING DATA
-------------------------------------------------------------         12/10 [ ] 12/16
20      WEEKS REPRICE PER TEKELEC COMMENTS  5 days 12/17/98
-------------------------------------------------------------         WEEKS REPRICE PER TEKELEC COMMENTS
21      TEKELEC SIGN-OFF OF FINAL "WORK"                              12/17 [ ] 12/23
        COST                                0 days 12/23/98           12/23 [ ] TEKELEC SIGN-OFF OF FINAL "WORK" COST
-------------------------------------------------------------         FINAL "FOR CONSTRUCTION" DRAWING PRODUCED
22      FINAL "FOR CONSTRUCTION" DRAWING                              12/24 [ ] 1/18
        PRODUCED                           17 days 12/24/98           INTERIOR BUILDING PERMIT
-------------------------------------------------------------         1/18 [ ] INITIAL SUBMISSION TO CITY
23                                                                    CITY REVIEW AND COMMENT
------------------------------------------------------------          1/19 [ ] 2/8
24      INTERIOR BUILDING PERMIT           23 days  1/18/99
-------------------------------------------------------------         2/8 [ ] RECEIVE COMMENTS
25        INITIAL SUBMISSION TO CITY        0 days  1/18/99           ADDRESS COMMENTS
-------------------------------------------------------------         2/9 [ ] 2/11
26        CITY REVIEW AND COMMENT          15 days  1/19/99
-------------------------------------------------------------
27        RECEIVE COMMENTS                  0 days   2/8/99
-------------------------------------------------------------
28        ADDRESS COMMENTS                  3 days  2/29/99
------------------------------------------------------------------------------------------------------------------------------------
Schedule Date: 6/3/97        Task [ ]        Critical        Task [ ]        Milestone [ ]        Summary [ ]
Print Date: 9/1/98
Tekelec.mpp
------------------------------------------------------------------------------------------------------------------------------------
                                                        Page 2
------------------------------------------------------------------------------------------------------------------------------------

                        TEKELEC INTERIOR DESIGN PROGRAM


--------------------------------------------------------------

1D      i      Task Name          Duration        Start
--------------------------------------------------------------
29            CITY FINAL REVIEW   5 days          21/12/99
--------------------------------------------------------------
30            RECEIVE PERMIT      0 days          2/18/99
--------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Jul '98        Aug '98     Sep '98    Oct '98       Nov '98    Dec '98    Jan '99       Feb '99         Mar '99    Apr '99   May?
----------------------------------------------------------------------------------------------------------------------------------
28 5 12 19 25  2 9 16 23  30:6 13:20 27 4 11 18 25  1 8 15 22  29:6 13 20 27:3 10 17 24 31 7 14 21:26 7 14 21 28 4 11:18 25 2 9
----------------------------------------------------------------------------------------------------------------------------------
                                                                                CITY FINAL REVIEW
                                                                                 2/12 [ ]   2/18


                                                                                2/18  [ ]  RECEIVE PERMIT
-----------------------------------------------------------------------------------------------------------------------------------








Schedule Date: 6/3/97              Task           Critical Task            Milestone [ ]            Summary ________________
Print Date: 9/1/98
Tekelec.mpp
----------------------------------------------------------------------------------------------------------------------------------
                                     Page 3
----------------------------------------------------------------------------------------------------------------------------------


                                  Page 3 0f 3

                                  EXHIBIT C-2

                                DESIGN CRITERIA

DESIGN CRITERIA:

     A,   CONCRETE SYSTEMS

          1.   FOUNDATIONS

               a.   Spread Footings

                    i. Provide at column line intersections, sized by registered structural engineer designs.

                    ii.  Reinforced as required.

               b.   Perimeter Strip Footings

                    i. Provide for exterior dock wall, sized by registered structural engineer design.

                    ii.  Reinforced as required.

          2.   SLAB-ON-GRADE

               a. 4" thick; 3,000 psi concrete with 8 mil. vapor barrier on compacted earth.

               b. Provide perimeter turndown for exterior walls at slab edge, reinforced as required.

               c. Include 1.5" thick by 3' wide rigid insulation underslab on grade at exterior walls, per local energy codes.

               d.   Provide clear sealed floor finish on prepared surface.


          3.   ELEVATED SLAB

               a. Provide 3,000 psi lightweight concrete on galvanized composite metal deck, reinforced with 6x6 W2.1x2.1 welded wire mesh.

     B.   MASONRY

          1.   BRICK VENEER

               a.   Modular brick veneer with 3/8" thick mortar joint.

               b.   Field brick material: Richtex, #760 Medium Gray Wirecut.

               c.   Accent brick material: Lee Brick, #608, Beauford.

               d.   Mortar: Natural gray.

          2.   MISCELLANEOUS

               a. Two-part, screw-attached ties at exterior sheathing construction.

               b.   Thru-wall flashing.

          c. Include weep wicks to conduct moisture out of walls as noted on contract documents.

     C.   METALS

          1.   STRUCTURAL STEEL

               a.   Provide a free standing structural steel frame.

               b.   Floor to floor height: 14'.

          2.   MISCELLANEOUS METALS

               a. Include five interior concrete filled metal pan steel stairs.

               b.   Include brick shelf angle and kickers.

               c.   Include elevator pit ladders, sump angle frames and sills.

               d.   Include pipe bollards at loading dock.

          3.   ARCHITECTURAL METALS

               a.   Include steel picket handrail at second floor lobby.

     D.   CARPENTRY

          1.   ROUGH CARPENTRY

               a.   Include pressure-treated wood nailers for roofing system.

               b.   Include pressure-treated wood nailers for storefront system.

               c.   Include interior wood blocking at core areas.

          2.   MILLWORK

               a.   Include solid surface lavatories at core area restrooms.

     E.   MOISTURE PROTECTION

          1.   CAULKING

               a.   Include dymeric caulking of masonry control joints.

               b.   Include caulking of window wall and storefront systems.

               c.   Include caulking of hollow metal exterior door frames.

          2.   ROOF SYSTEMS

               a. Type: single-ply, river-stone ballasted, 45 mil. E.P.D.M. membrane system on one (1) layer of 5/8" gypsum board, with a 20-year warranty on materials and 10-year warranty on installation.

               b.   Insulation: R-14 rigid insulation.

               c. Include 24-gauge, pre-finished Kynar 500 coping, flashing, downspouts and gutters.

     3.   FIREPROOFING

          a. Include sprayed on fireproofing to provide 1 hour rating to the floor, columns and bracing.

     4.   SKYLIGHT STRUCTURE

          a. Provide one pyramid skylight structure, with translucent fiberglass and glass panels.

F.   DOORS & WINDOWS

     1.   WOOD DOORS

          a. Include 3' x 8'-8" custom-grade, solid core, rotary sliced natural birch wood doors in hollow metal frames.

          b. Include rated doors with positive latch set and closers as required in rated wall assemblies.

          c. Include doors for core area only. All other doors to be included in the Office Finish Allowance.

     2.   FINISH HARDWARE

          a.   Include finish hardware.

     3.   STOREFRONT

          a. Include system consisting of 1" Ford Blue, insulated, reflective glass in a prefinished Kawneer frame.

          b. Include aluminum Kawneer 1500 series curtainwall system at front entry.

          c. Include medium stile glass entry doors, with manufacturer's standard hardware.

          d.   Finish of exposed aluminum surfaces to be clear anodized.

G.   FINISHES

     1.   DRYWALL CONSTRUCTION

          a. Exterior wall: metal studs with gypsum board sheathing, 15 lb. felt, brick ties and flashing.

          b. Partition wall: metal studs with gypsum board, attached to metal ceiling grid and supported to structure as required.

          c. Elevator wall: metal studs with fire rated gypsum liner panel on one side and fire rated GWB on opposite side.

          d.   Stair walls: metal studs with fire rated GWB on each side.

          e. Typical core walls: metal studs with gypsum board and sound batt insulation. Walls to be one-hour fire rated as required by code.

          f. All other partitions and furring is included in the Office Finish Allowance.

     2.   ACOUSTICAL CONSTRUCTION

          a. Core area ceilings: Provide USG 2'-0" x 2'-0" #707 Glacier acoustical ceiling furnished and fully installed.

          b. Tenant ceilings: Provide 2'-0" x 4'-0" framed grid with Armstrong Cortega revealed #704 acoustical tile stocked on floor.

     3.   TILE

          a. Provide 2" x 2" unglazed ceramic floor tile and base, in each toilet.

          b. Well walls in toilets to receive 4-1/4" x 4-1/4" bright/matte wall tile and trim, to 5'-0" af.f.

          c.   Provide quarry tile at the entry lobby.

     4.   CARPET AND RESILIENT FLOORING

          a. Provide an allowance of $20.00/SY for the furnishing and installation of carpet.

          b.   Carpet to be utilized in core areas.

          c.   Provide 12" x 12" x 1/8" VCT in the freight elevator lobbies.

          d. Mechanical, electrical, phone and elevator equipment rooms to have an exposed concrete floor.

          e.   Provide 4" rubber cove base.

          f. All areas outside of the core area are included in the Finish Allowance.

     5.   PAINTING AND WALLCOVERING

          a. Provide flat latex paint for the interior of the stairwells, freight elevator lobby, mechanical room, electrical room, phone room and elevator equipment room.

          b.   Provide alkyd enamel painting of metal pan stairs and rails.

          c.   Provide fabric wallcovering in the lobby area.

          d.   Provide vinyl wallcovering in the restrooms.

          e.   All areas outside of core area are included in the Finish
          Allowance.

H.   SPECIALTIES

     1.   TOILET PARTITIONS

          a. Provide baked enamel steel, floor mounted, overhead braced toilet partitions.

          b.   Provide baked enamel steel, wall hung, urinal screens.

     2.   TOILET ACCESSORIES

          a.   Provide accessories in men's toilets as follows:

               i.   Paper towel dispenser and waste receptacle - Bobrick 3944.

               ii.  Double-roll toilet tissue holder - Bobrick 2740.

            iii. Soap dispenser - Bobrick 822.

            iv.  Grab bar B6806 X 36"

            v.   Grab bar B6806 X 42"

        b.  Provide accessories in women's toilet as follows:

            i.   Paper towel dispenser and waste receptacle - Bobrick 3944.

            ii.  Double-roll toilet tissue holder - Bobrick 2740.

            iii. Soap dispenser - Bobrick 822.

            iv.  Grab bar B6806 x 36"

            v.   Grab bar B6806 x 42"

            vi.  Napkin-tampon disposal - Bobrick B822.

        c.  Provide mop and broom rack in each janitor closet.

    3.  DOCK BUMPERS

        a.  Provide dock bumpers at loading dock.

    4.  BLINDS

        a.  Provide 1" horizontal mini-blinds on exterior windows.

    5.  ELEVATORS

        a. Provide two (2), 2500 lb. capacity, 125 fpm holeless hydraulic passenger elevators.

        b. Provide one (1), 4500 lb. capacity, 100 fpm holeless hydraulic elevator.

        c. Include an allowance of $10,000 per passenger cab for interior finishes.

        d.  Freight elevator cab finishes to be manufacturer's standard.

I.  MECHANICAL

    1.  FIRE PROTECTION

        a. Include a wet pipe sprinkler system per the approval of all required local governing authorities.

        b. System to be designed for Light Hazard Occupancy and hydraulically calculated to meet a design density of 0.10 gallons per minute over the most remove 1,500 SF.

        c.  Provide maximum head spacing of 225 SF.

        d.  Provide semi-recessed pendant heads with chrome escutcheons.

    2.  HEATING, VENTILATION AND AIR CONDITIONING (HVAC)

          a.   HVAC through VAV roof top units.

          b.   All medium pressure duct will be installed.

          c. All components of the HVAC system "upstream" of terminal units will be installed.

          d. All components "downstream" from the terminal units will be part of the tenant costs.

          e. Conditioned air will be supplied to the occupied spaces via a Variable Air Volume (VAV) Air Conditioning System thermostatically controlled from individual zones within each tenant's suite. Each zone will have a thermostat and will not exceed 1,200 SF. All corners, exterior exposures, large conference rooms, training rooms, and elevator equipment rooms will constitute a zone and will have a thermostat. Other area requiring special zoning consideration will be considered above and beyond zoning provided and will be addressed prior to design.

          f. The air conditioning system will be designed to maintain space temperature of 75 degrees F in the summer and a minimum space temperature of 68 degrees F in the winter. ASHRAE 1% (99%) weather data will determine the outside design conditions used for load calculations. Also, the following internal heat gain will be assumed for load calculations:

                    Occupancy load      =  1 person per 150 SF
                    Lighting load       =  2 watts per SF
                    Other electric load =  2 watts per SF

          A minimum of 1 cfm per SF of conditioned supply air will be provided. Outside air will be supplied to the space per standards set forth by ASHRAE 62-1989, but not less than 20 cfm per person.

          g. The air conditioning system will be controlled via a central control panel with modem and terminal. All controls will be DDC (Direct Digital Control). Zone sensors (thermostats) will have thumbwheel control between pre-determined setpoints and override capability. Automatic shut-down of the air handling units will be provided per Standard Mechanical Code. As required, stairwell pressurization and elevator shaft smoke removal controls will be provided per Standard Mechanical Code and Standard Building Code.

          h. The Atrium shall be provided with a code required smoke exhaust system, via two exhaust fans.

J.   PLUMBING

     1. System shall include all core area fixtures, risers, floor drains, roof drains and all associated piping. One (1) 20 gallon, 3kW, electric water heater shall be provided for each core restroom group.

K.   ELECTRICAL SYSTEMS

     1.   ELECTRICAL DISTRIBUTION

          a.   Provide 3,000 amp, 480/277 volt, main switchboard.

          b. Electrical service will be distributed to sub-panels in the electrical room in each quadrant on each floor, as follows:

               i.   277/480 volt, 400 amp panelboard for mechanical equipment

               ii.  277/480 volt, 100 amp panelboard for lighting

               iii. 120/208 volt, 2 section, 250 amp, 84 pole panelboard served from a 480:208/120 volt, 75 kva transformer

          c. An allowance of 2 watts per square foot is to be provided on each floor for lighting and approximately 5 watts per square foot for 208/120 volt receptacles.

     2.   EMERGENCY DISTRIBUTION

          a. Provide emergency battery lighting for all public areas and corridors.

     3.   TELEPHONE SYSTEM

          a. Provide (4) 4" underground conduits from the telephone company manhold at the property line to the main telephone room. 4'x8' telephone backboards shall be provided in each electrical room on each floor with (2) 4" conduit to each quadrant riser from the main telephone backboard.


     4.   LIGHTING

          a. Fluorescent strip lighting shall be used in all storage areas and equipment rooms.

          b. Tenant area fluorescent fixtures will be stacked on the floor and ready to be installed. Fixtures shall be 2'x4' three lamp, 3" deep parabolic lens (one per 100 useable square feet). Each fixture shall have air return features.

          c. All fluorescent fixtures shall utilize electronic ballast's and T8 lamps with 3500K color.

          d.   Provide decorative lighting in each lobby.

          e. Provide PL downlights to product 30 foot-candles in core toilets and corridors.

     5.   LIFE SAFETY SYSTEMS
          a. A complete addressable fire alarm and life safety system shall be provided, including pull stations, smoke detectors, flow switches, horns, annunciator panel and control panel. Smoke detectors shall be provided in mechanical supply and return ducts, Electrical Room, Mechanical rooms and elevator lobbies.

     6.   BRANCH CIRCUIT DISTRIBUTION

          a.   Lighting

               i. One 20 amp, 277 volt circuit per column bay with three circuits per homerun junction box will be provided.

          b.   Receptacle Circuits

               i.   One (1) one inch (1") conduit per bay will be provided.

L.   OFFICE FINISHES

     1.   To be provided by Weeks to Tekelec at later date

M.   EXCLUSIONS

          1.   The following is not included:

                 i. Security System.

                ii. Telephone/Data wiring.

               iii. 24 hour cooling or computer room units.

                iv. Dust collection systems.

                                   EXHIBIT D

                             RULES AND REGULATIONS

     1. The sidewalks, common areas, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed by Tenant, even temporarily, or encumbered by Tenant or used for any purpose other than ingress to and egress from the Premises.

     2. No awnings or other projections shall be attached to the outside walls of the Building.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building unless approved by Landlord. Signs on entrance doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without notice to Tenant or any liability therefor, and may charge the expense incurred by such removal to Tenant.

     4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

     5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

     6. The bathrooms and plumbing fixtures shall not be used for any purposes other than those for which they were designed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the bathrooms or fixtures shall be the responsibility of Tenant.

     7. Tenant shall not in any way deface any part of the Premises or the Building.

     8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in our about the Premises, or in the Building. No cooking shall be done or permitted by Tenant on the Premises except in conformity with all applicable laws, statutes, regulations and ordinances and then only in the area designated as a kitchen, if any, on the Premises of Tenant, which is to be primarily used by Tenant's employees for heating beverages and light snacks, and in the cafeteria. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

     9.  [INTENTIONALLY DELETED.]

     10. No space in the Building shall be used for the sale of merchandise, goods, or property of any king at auction except for food items sold in the cafeteria located on the Premises.

     11. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways


     12. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices.

     13. No additional locks or bolts of any kind shall be placed upon any of the doors, walls, accessways, or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key or access card, as applicable, is delivered to Landlord. Tenant shall, upon the termination of its tenancy (i) return to Landlord all keys for the Premises and for any area of the Building, or common areas, either furnished to, or otherwise procured by Tenant, (ii) restore the locks, walls, accessways, windows, and doors to their original condition on the date of this Lease by removing any security measures installed by Tenant, repairing any damage to the Premises or to the Building as a result of the restoration and removal, and (iii) in the event of the loss of any keys furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost thereof.

     14. Tenant shall not overload any floor.

     15. Tenant shall not occupy or permit any portion of the Premises to be used for the possession, storage, manufacture or sale of liquor, narcotics, or tobacco in any form.

     16. Tenant shall be responsible for all persons for whom it issues passes and/or keys and shall be liable to Landlord for all acts of such persons.

     17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     18. The requirements of Tenant will be attended to only by Landlord or the property manager of the Premises.

     19. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

     20. All paneling, and other wood products not considered furniture shall be of fire retardant materials.

     21. No smoking is permitted in the Premises, or in the Building. Smoking is permitted outside the Building in designated smoking areas. All cigarette butts and other refuse should be placed in designated containers.

     22. No weapons concealed or visible are permitted in the Premises, in the Building, or on the Land.

     23. Landlord shall not be responsible to Tenant or liable for the non-observance or violation of any of these Rules and Regulations by any other tenant.

     Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Lease, the provisions of the Lease shall govern.

                                   EXHIBIT E

                               ADJACENT PROPERTY


That 8.50 acre tract of land lying in the Cedar Fork Township, Morrisville, Wake County, North Carolina, and being a portion of the tract found in Deed Book (D.B.) 5605 Page (Pg.) 216-218 and Book of Maps (BOM) 1998 (Pg.) 1232 in the Register of Deeds office of said Wake County, and being bounded on the North and East by Phase I Lot 8 Paramount Center; on the South by Proposed Paramount Parkway (100' Public right-of-way); and on the West by Proposed Road "A" (100' Public right-of-way); and being more particularly described as follows:

Beginning at a point in the Northern right-of-way line of said proposed Paramount Parkway and also being South 41 degrees 45 minutes 05 seconds West
385.98 feet from an existing iron pipe, the Northwest corner of said Lot 8; thence leaving said Northern right-of-way line along a Phase line for Phases I and II, South 48 degrees 14 minutes 55 seconds East 61.24 feet to a point; thence North 90 degrees 00 minutes 00 seconds East 141.35 feet to a point; thence South 00 degrees 00 minutes 00 seconds East 250.34 feet to a point; thence North 90 degrees 00 minutes 00 seconds East 36.51 feet to a point; thence South 00 degrees 00 minutes 00 seconds East 322.48 feet to a point; thence Southwesterly 39.27 feet along a tangential curve to the right, central angle 90 degrees 00 minutes 00 seconds, radius 25.00 feet to a point; thence North 90 degrees 00 minutes 00 seconds West 195.69 feet to a point; thence South 00 degrees 00 minutes 00 seconds West 56.74 feet to a point; thence
South 19 degrees 40 minutes 36 seconds West 114.00 feet to a point in the Eastern right-of-way line of said proposed Paramount Parkway; thence along the said Eastern right-of-way line of Paramount Parkway the following calls:
Northwesterly 268.57 feet along a non-tangential curve to the left, central angle 15 degrees 27 minutes 55 seconds, radius 995.00 feet to a point of tangency; thence North 85 degrees 47 minutes 19 seconds West 114.70 feet to a point of curvature; thence Northwesterly 153.38 feet along a tangential curve to the right, central angle 33 degrees 32 minutes 30 seconds, radius 262.00 feet to a point of tangency; thence North 52 degrees 14 minutes 49 seconds West
11.29 feet to a point of curvature; thence leaving said proposed Paramount Parkway Eastern right-of-way line, Northwesterly 49.22 feet along a tangential curve to the right, central angle 93 degrees 59 minutes 54 seconds, radius
30.00 feet to a point of tangency in the said Eastern right-of-way line of Road "A"; thence along said Eastern right-of-way line of Road "A", North 41 degrees 45 minutes 05 seconds East 849.98 feet to the Point of Beginning.

Said parcel contains 8.50 acres and is the same as shown in a Preliminary Site Plans entitled "PARAMOUNT CENTER - LOT 8" prepared by DSAtlantic Corporation and dated May 20, 1998 with a last revision date of August 15, 1998.

The boundary description prepared from the Site Plan embodies the Surveyor's opinion of the location of the boundary lines of the tract and is not to be construed as a certification to quality of title to the property.